EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT ("Agreement"), dated September 28, 1995, between Executive TeleCard, S.A., a Turks & Caicos Islands corporation with offices at MacLaw House, Duke Street, Turks & Caicos (hereinafter called the "Company"), and Robert N. Schuck, residing at 85 Somerset Road, Norwood, NJ 07648 (hereinafter called "Executive").

     WHEREAS, the Executive has held the position of Executive Vice President and a Director of the Company from its inception until June, 1995 and, through his efforts has secured for the Company the overwhelming majority of revenue sharing, enhancement and other agreements, and

     WHEREAS, Executive has served as a Consultant from July 1, 1995 until the present with the Company;

     WHEREAS, the services of Executive, his experience and knowledge of the affairs of the Company and his reputation and contacts in the industry are extremely valuable to the Company; and

     WHEREAS, the Company desires that Executive reassume the position of Executive Vice President of the Company for the period as set forth hereinbelow and is willing to offer Executive an incentive to do so; and

     WHEREAS, Executive is willing to accept employment with the Company upon the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties to this Agreement agree as follows:

1.   EMPLOYMENT

     Company shall employ Executive, and Executive shall serve as Executive to the Company during the term of employment set forth in Paragraph 2 of this Agreement. Executive shall report only to the Board of Directors of the Company and his powers and authority shall be as set forth in Paragraph 4.1 hereunder.

2.   TERM OF EMPLOYMENT

     Executive's "Term of Employment", as this term is used throughout this Agreement shall be for a period of three (3) years commencing on September 27, 1995 and ending September 26th, 1998, subject to termination by the Company for cause as the term is defined in this Agreement.
Company has the right to extend the employment of Executive, subject to acceptance by Executive, for an additional period as agreed by the parties in writing prior to the termination of this EMPLOYMENT Agreement. Notwithstanding anything contained in this Agreement to the contrary, Executive may voluntarily terminate this Agreement, other than under the conditions provided for in Paragraph 7.1 (ii) herein, by giving the Company sixty (60) days written notice of such termination and this Agreement shall terminate upon the expiration of the sixty day period.

3.   EXECUTIVE'S TITLE AND DUTIES

     3.1  Title and Duties

          During the Employment Term, and any extension thereof, Executive's title shall be that of Executive Vice President of the Company and Executive shall have the responsibility and authority to negotiate on behalf of the Company agreements with third parties, including, without limitation, Revenue Sharing with Postal, Telegraph and Telephone ("PTT") authorities and Enhancement Agreements with PTT authorities and/or corporation and credit card companies. Executive's scope of responsibility and authority to act on behalf of the Company shall, subject only to the general direction and control of the Company's Board of Directors and Chief Executive Officer, include management of the operations of the Company, formulating policies and administering the operations of the Company in all respects. Executive may also serve, at his discretion, as an officer of one or more of any subsidiary corporation or division of the Company and to carry out the same responsibilities and duties for each such corporation as set forth above.

     3.2  Non-compete

          During the Employment Term, Executive shall not accept employment with any major long distance telephone carrier that presently provides international calling cards, including, by way of example, such carriers as British Telecom, MCI, AT&T and Sprint.

4.   COMPENSATION AND EXPENSES

     4.1  Salary

          For all services by Executive under this Agreement, the Company shall pay Executive an initial annual base salary of One Hundred Thousand Dollars ($100,000.00) per annum, payable in weekly installments during each year of such term. The Board of Directors may, at it's sole discretion, increase such annual base salary at any time during the Term of this Agreement.


     4.2  Business Expenses

          The Company will reimburse Executive for all reasonable expenses properly incurred by him in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and/or similar documentation, and otherwise in accordance with policies established from time to time by the Board of Directors of the Company. Executive's spouse will be permitted to accompany Executive on all trips and Executive will be reimbursed by Company for the reasonable expenses of his spouse's accompaniment, including travel, meals and accommodation, including a gross-up of any income taxes payable by Executive for such reimbursement.

     4.3  Stock Participation

          Executive will be eligible to receive stock options to purchase shares of the Company in an amount of at least the greater of any stock options granted to the President or Chief Executive Officer or a director of the Company under any stock option plan in effect during the Employment Term and under the same terms and conditions in the plan as are provided for other officers or directors of the Company.

     4.4  Location of Executive

          Company agrees that without Executive's written consent, Executive's principal place of work shall not be relocated and, Executive shall continue to have his office in New York or the metropolitan New York area. The Company shall provide Executive with an office and secretarial support, at the Company's expense. To the extent that Executive consents to a relocation, Company agrees to reimburse Executive for the cost of such relocation of Executive and Executive's spouse and all personal property from New Jersey to Executive's new location. Company further agrees to reimburse Executive for all temporary living expenses, for a minimum of four (4) months, until Executive has completed the purchase or lease of and occupied a new residence near Executive's new work location with Company.

5.   BENEFITS

     5.1  Participation in Benefit and Insurance Plans

          In addition to the other compensation provided in Paragraph 4.1 through 4.4, during the Term of Employment, Executive and eligible members of Executive's family shall be entitled to participate in all Company sponsored benefit and insurance plans. Executive shall be included in any pension, profit-sharing, stock option, or similar plan or program of the Company now existing, and shall participate in any such plans or programs established hereafter to the same extent as executive officers and/or directors of the Company. Executive shall be eligible to receive during the period of his employment under this Agreement, and during any subsequent period for which he will be entitled to receive payments from the Company as provided for in this Agreement, all benefits and emoluments for which key executives and/or directors are eligible under every such plan or program and to the same extent and under the same terms and conditions for which key executives and/or directors are eligible under such plan or program.

     5.2  Vacation

          Executive shall be entitled to all paid holidays days as available to other employees of the Company and, in addition, to vacation and personal days which shall accrue on a pro rata basis during the Employment Term at the rate of three (3) weeks per annum which vacation and/or personal day(s) shall be taken by him at such time or times as are consistent with the needs of the business of the Company. Unused vacations and/or personal day(s) during each year of the Employment Term shall be carried over from year to year as necessary due to the exigencies of the business.

     5.3  Indemnification

          Executive shall be indemnified by the Company to the fullest extent provided under the indemnification provisions of the By-Laws and/or Certificate of Incorporation in existence, as of the date hereof, or, to the extent that the scope of such indemnification is greater, under any amendments to the By-Laws and/or Certificate of Incorporation. To the extent that the Company obtains indemnification insurance for its officers and/or directors, such insurance shall also cover Executive to the same extent.

6.   BENEFITS PAYABLE UPON DISABILITY OR DEATH

     6.1  Disability Benefits

          In the event of the disability (as hereinafter defined) of Executive, the Company shall continue to pay Executive the weekly compensation provided in Paragraph 5 hereof during the period of his disability; provided, however, that in the event Executive is disabled for a continuous period exceeding six (6) calendar months, the Company shall compensate Executive for the difference between the Executive's long-term disability (including Social Security) and the amount of his salary as of the sixth month date from the date of disability.

          As used in this Agreement, the term "disability" shall mean "the complete inability of Executive to perform his duties under this Agreement as determined by an independent physician selected by the Executive with the approval of the Company, which approval shall not be unreasonably withheld".


     6.2  Death Benefits

          In the event of the death of Executive, either during his disability or otherwise, during the term of this Agreement, or any extension thereof, the Company shall pay, or cause to be paid, to Executive's designated beneficiary or beneficiaries or legal representatives a death benefit of Three Hundred Thousand Dollars ($300,000.00). The Company shall purchase one or more term or other life or similar insurance policies in the amount to provide for its obligations under this paragraph, and if no adverse tax consequences would result to Executive and his designated beneficiary or beneficiaries, the ownership of said policy or policies shall be transferred to Executive, such transfer to constitute compliance with the Company's obligations under this paragraph.

7.   TERMINATION, RIGHTS AND OBLIGATIONS, RENEWAL

     7.1  Termination

          Upon the occurrence of an event of termination (as hereinafter defined) during the period of Executive's employment under this Agreement, or any extension thereof, the provisions of this Paragraph 8 shall apply. As used in this Agreement an "event of termination" shall mean and include any one or more of the following:

          (i) The termination by the Company of Executive's employment hereunder for any reason other than for cause. For purposes of the Agreement only, the Company shall have "cause" to terminate Executive hereunder only on the basis of material fraud, or a criminal conviction for an act by Executive that is directly contrary to the Company's interest; or

          (ii) Executive's resignation from the Company's employ upon any
(a) material change by the Company of the Executive's functions, duties or responsibilities which change would cause Executive's position with the Company to become of less dignity, responsibility, importance, or scope from the position and attributes thereof described in Paragraph 4 above, and any such material change shall be deemed a continuing breach of this Agreement; (b) reduction in Executive's salary from that provided to him under the terms of this Agreement or a diminution in Executive's eligibility to participate in bonus, stock option, incentive award and other benefit plans, or a diminution in Executive's or Executive's spouse's benefits including, but not limited to, medical, dental or life insurance and long term disability plans; or (c) liquidation, dissolution, consolidation, or merger of the Company, or transfer of all or substantially all of its assets; or (d) other breach of this Agreement by the Company. Upon the occurrence of any event described in Clauses (a),
(b) (c) or (d) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time not to exceed, except in case of continuing breach, four (4) calendar months after the event giving rise to said right to elect.

     7.2  Termination Pay

          Upon the occurrence of an event of termination, the Company shall pay Executive (a) a lump sum compensation of the greater of One Hundred, Twenty Thousand ($120,000.00) or the balance of the salary to which the Executive would be entitled to the end of the Term of Employment
(b) the number of unrestricted shares of the common stock of the Company equal to the total number of outstanding stock options held by Executive on the fifth day following termination or in lieu of exercising or retaining his right to exercise any outstanding stock options then held by Executive, Executive may elect to surrender to Company his rights in such outstanding stock options (whether or not then exercisable) then held by Executive, and, upon such surrender, Company shall pay to Executive an amount in cash per share equal to the mean between the high and low selling price of such stock on the Nasdaq National Market or such other market as the Company's stock is then traded on the date of Executive's termination.

     7.3  No Obligation to Mitigate Damages

          (i) Executive's benefits hereunder shall be considered severance pay in consideration of his past service and pay and consideration of his continued service from the date hereof and his entitlement thereto shall not be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

          (ii) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, to the benefits provided under Sections 4.3, 5.1, 5.2, 6.1 and 6.2 of this Agreement.

     7.4  No Right to Set-off.

          There shall be no right of set-off or counterclaim by the Company in respect to any claim, debt or obligation, against any payments to Executive, his dependents, beneficiaries, or estate provided for in this Agreement.

8.   ASSIGNMENT

     This Agreement and any rights (including Executive's Compensation) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that the Company shall have the obligation to assign its rights hereunder to any successor in interest of the Company whether by merger, consolidation, purchase of assets or stock or otherwise. Any attempted assignment, pledge, transfer or other disposition of this Agreement or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

9.   NOTICES

     All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile (if to Company) or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, the applicable party and addressed as follows:

     (i)  if to Company:         Executive TeleCard, S.A.
                                 4260 East Evans Avenue
                                 Denver, CO 80222
                                 Facsimile:  (303) 692-0965

     (ii) if to Executive:       Robert N. Schuck
                                 85 Somerset Road
                                 Norwood, NJ 07648
                                 Facsimile:  (201) 768-9128

10.  SEVERABILITY

     If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which said judgment shall have been rendered.

11.  WAIVER

     No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy under or relating to this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.  ENTIRE AGREEMENT/GOVERNING LAW

     This Agreement embodies the entire understanding and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties hereto. This Agreement shall be construed and governed in all respects and shall at all times be determined in accordance with the laws of the State of New York. The parties consent to the exclusive jurisdiction of the appropriate court in New York state as to any controversy arising out of execution of this Agreement or the terms and conditions of this Agreement.

13.  HEADINGS

     The headings of Paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, consisting of eight (8) pages, on this _____ day of August, 1995.


                               EXECUTIVE TELECARD, LTD.



/s/Harold Reisner              By:/s/John Gitlin
Witness                        Its: Secretary



/s/Marlene Lombardi            By:/s/Robert N. Schuck
Witness                        Robert N. Schuck



                                  GUARANTY

For valuable consideration and to induce Executive to enter into the within Agreement with the Company, the undersigned hereby unconditionally guarantees to Executive, his heirs and assigns, full, prompt and complete performance by the Company of all of the provisions, conditions, covenants and agreements contained in the within Agreement and does hereby waive all notice of default by the Company, notice of the acceptance of this Guaranty by Executive and consents to any extension of time that may be given by Executive to the Company of time of payment and performance.
This guaranty is an absolute, continuing and unlimited guarantee of payment and performance.

IN WITNESS WHEREOF, Guarantor has signed this guaranty on September 28,
1995.


                               EXECUTIVE TELECARD, S.A.



/s/ Harold Reisner             By:/s/Edward J. Gerrity, Jr.
Witness                        Its:

                            TERMINATION AGREEMENT

     This AGREEMENT ("Agreement"), dated September 28, 1995, by and between Executive TeleCard, S.A., a Turks & Caicos corporation (the "Company"), and Robert N. Schuck (the "Executive").

     WHEREAS, the services of Executive, his experience and knowledge of the affairs of the Company and his representation and contacts in the industry are extremely valuable to the Company and Company recognizes the valuable services that Executive has rendered and desires to be assured that Executive will continue his active participation in the business of Company; and

     WHEREAS, Executive is willing to continue to serve Company but desires assurances that in the event of any change in control of Company he will continue to have the responsibility and status he has earned;

     NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, Company and Executive hereby agree as follows:

     1.   Term.

          This Agreement shall terminate the later of three (3) years from the date of this Agreement or two years from the effective date of a Change in Control of the Company or a Change in Control of Executive TeleCard, Ltd. ("EXTL").

     2.   Change in Control.

          No benefits shall be payable under this Agreement unless and until (a) there shall have been a Change in Control of the Company or a Change in Control of EXTL, while the Executive is still an Employee of the Company and (b) the Executive's employment by the Company thereafter shall have been terminated in accordance with Section 3 below. For purposes of this Agreement, a Change in Control of the Company and/or EXTL shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company or EXTL in which the Company or EXTL is not the continuing or surviving corporation or pursuant to which shares of the Company's or EXTL's Common Stock would be converted into cash, securities or other property, other than a merger of the Company or EXTL in which the holders of the Company's or EXTL's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
(y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or EXTL, or (ii) the stockholders of the Company or EXTL approved any plan or proposal for the liquidation or dissolution of the Company or EXTL, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's or EXTL's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of either the Company or EXTL shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's or EXTL's stockholders, of each new director was approved by a vote of at least three-fourths of the directors then still in office who were directors at the beginning of the period.

     3.   Termination Following Change in Control.

          (a) If a Change in Control of the Company or EXTL shall have occurred while the Executive is still an Employee of the Company, the Executive shall be entitled to the benefits provided in Section 4 below upon the subsequent termination of the Executive's employment with the Company by the Executive for Good Reason (as defined in Section 3 (c) below) or by the Company unless such termination is a result of (i) the Executive's death; or (ii) the Executive's termination by the Company for Cause (as defined in Section 3(b) below).;

          (b) Cause: For purposes of this Agreement only, the Company shall have "Cause" to terminate the Executive's employment hereunder only on the basis of material fraud or a criminal conviction involving moral turpitude or arising from an act of the Executive that is directly contrary to the Company's interest. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth in the first sentence of this Section 3(b) and specifying the particulars thereof in detail, and an opinion of counsel for the Company confirming that the opinion of the Board has a substantial basis in fact and in law.

          (c) Good Reason. For purpose of this Agreement "Good Reason" shall mean any of the following (without the Executive's express written consent):

               (i) The assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company or EXTL, or a change in the Executive's titles or offices then in effect immediately prior to the Change in Control of the Company or EXTL, or any removal of the Executive from or any failure to reelect or reappoint the Executive to any such positions:

               (ii) a reduction by the Company in the Executive's base salary in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of the Company or EXTL in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for officers of the Company effected in the preceding 12 months;

               (iii) any failure by the Company to continue in effect any benefit plan, program or arrangement in which the Executive and/or eligible family members are participating at the time of a Change in Control of the Company or EXTL and any other plans or fringe benefits providing the Executive with substantially similar benefits (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's and/or Executive's eligible family members participation in or materially reduce the Executive's and/or Executive's eligible family member's benefits under any such Benefit Plan or deprive the Executive and/or any eligible family member of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company or EXTL;

               (iv) any failure by the Company to continue in effect any incentive plan or arrangement in which the Executive is participating at the time of a Change in Control of the Company or EXTL (or any other plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan;

               (v) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's existing Stock Option Plan, or any future Stock Option Plan through the term of Executive's employment and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive is participating at the time of a Change in Control of the Company or EXTL (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan;

               (vi) a relocation of Executive's offices to a location greater then twenty-five miles from the Executive's office as of the effective date of Change in Control, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control of the Company or EXTL, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company or EXTL;

               (vii) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company;

               (viii) any material breach by the Company of any provision of this Agreement;

               (ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

               (x) any purported termination of the Executive's employment which is not effected pursuant to the Notice of Termination satisfying the requirements of Section 3(d), and for purposes of this Agreement, no such purported termination shall be effective.

               (xi) Executive's voluntary resignation for any reason within six (6) months from the effective date of Change in Control of the Company or EXTL.

          (d) Notice of Termination by the Company. Any termination by the Company pursuant to Section 3(b) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For the purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

          (e) Date of Termination. "Date of Termination" shall mean if the Executive's employment is terminated by Executive or by the Company for any reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given to the Executive by the Company, the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     4.   Severance Compensation upon Termination of Employment.

          If the Company shall terminate the Executive's employment other than pursuant to Section 3(b) or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive as severance pay the following compensation:

          (a) On the fifth day following termination, in a lump sum, in cash, an amount equal to three times the average of the aggregate of the annual compensation paid by the Company to the Executive during the term of his employment preceding the Change in Control of the Company or EXTL; provided, however, that if the lump sum severance payment under this
Section 4, either alone or together with other payments which the Executive has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 4 being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 4 pursuant to the foregoing provision shall be made by the Executive in good faith, and such determination shall be conclusive and binding on the Company;

          (b) To the extent Executive and the Executive's eligible family members are eligible they shall continue to be covered by all noncash benefit plans of the Company or any successor plans or programs in effect on the date of acquisition of control, for twenty-four months thereafter. In the event Executive and participating family members are ineligible under the terms of such plans to continue to be so covered, Company shall provide substantially equivalent coverage from other sources;

          (c) At no cost to Executive, the number of unrestricted shares of the common stock of Executive TeleCard, Ltd. equal to the total number of outstanding stock options held by Executive on the fifth day following termination or in lieu thereof Executive may elect to surrender to Company his rights in such outstanding stock options (whether or not then exercisable) then held by Executive, and, upon such surrender, Company shall pay to Executive an amount in cash per share, which is the greater of the average price per share paid in connection with the acquisition of control of Executive TeleCard, Ltd. if such control was acquired by the payment of cash or the then fair market value per option share of the consideration paid for such shares if such control was acquired for consideration other than cash, or the price per share paid in connection with any tender offer for shares of Executive TeleCard, Ltd. common stock leading to control, or the mean between the high and low selling price of such stock on the Nasdaq National Market or other market on which Executive TeleCard, Ltd. stock is then traded on the date of Executive's termination.

     5.   No Obligation to Mitigate Damages; No Effect on Other
Contractual Rights;  No Right of Set-Off.

          (a) Executive's benefits hereunder shall be considered severance pay in consideration of his past service and pay and consideration of his continued service from the date hereof and his entitlement thereto shall not be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

          (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's or the Executive's eligible family members' existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

          (c) The Company shall have no right of set-off or counterclaim in respect of any claim, debt or obligation against any payments to Executive, his dependents, beneficiaries, or estate provided for in this Agreement.

     6.   Successor to the Company.
          (a) The Company and EXTL will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company and EXTL would be required to perform it if no such succession or assignment had taken place. Any failure by the Company or EXTL to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 4 hereof.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

     7.   Notice.

          For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt registered, postage prepaid as follows:

If to the Company:    Executive TeleCard, S.A.
                      MacLaw House, Duke Street
                      Grand Turk, Turks & Caicos Islands, B.W.I

If to the Executive:  Robert N. Schuck
                      85 Somerset Road
                      Norwood, New Jersey 07648

or such other address as either of the parties may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     8.   Miscellaneous.

          No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     9.   Validity.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability or any other provision of this Agreement, which shall remain in full force and effect.

     10.  Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     11.  Legal Fees and Expenses.

          In the event that the Company terminates or seeks to terminate Executive and Executive disputes such termination or attempted termination and prevails and, or Executive elects to terminate his service hereunder for Good Reason and the Company disputes its obligation to pay Executive the benefits provided for under Section 4 of this Agreement and Executive prevails, the Company shall pay or reimburse Executive for all reasonable costs incurred by Executive in such dispute, including attorney's fees and costs.

     12.  Entire Agreement/Governing Law

          This Agreement embodies the entire understanding and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties hereto. This Agreement shall be construed and governed in all respect and shall at all times be determined in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, consisting of eight pages, on this 28th day of September, 1995.


                               EXECUTIVE TELECARD, S.A.


/s/Harold Reisner              By:/s/John Gitlin
Witness                        Its: Secretary



Marlene Lombardi               By:/s/Robert N. Schuck
Witness                        Robert N. Schuck


                                  GUARANTY

For valuable consideration and to induce Executive to enter into the within Agreement with the Company, the undersigned hereby unconditionally guarantees to Executive, his heirs and assigns, full, prompt and complete performance by the Company of all of the provisions, conditions, covenants and agreements contained in the within Agreement and does hereby waive all notice of default by the Company, notice of the acceptance of this Guaranty by Executive and consents to any extension of time that may be given by Executive to the Company of time of payment and performance.
This guaranty is an absolute, continuing and unlimited guarantee of payment and performance.

IN WITNESS WHEREOF, Guarantor has signed this guaranty on September 28th,
1995.


                               EXECUTIVE TELECARD, S.A.



/s/Harold Reisner              By:/s/Edward J. Gerrity, Jr.
Witness                        Its: